UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 12, 2013

FAMOUS DAVE’S OF AMERICA, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-21625	41-1782300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12701 Whitewater Drive, Suite 200, Minnetonka, MN	55343
(Address of principal executive offices)	(Zip Code)

(952) 294-1300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Following the October 2012 Chief Executive Officer transition from Christopher O’Donnell to John F. Gilbert, and consistent with the continued focus of Famous Dave’s of America, Inc. (the “Company”) on realigning its general and administrative expenses, Mr. O’Donnell, President and Chief Operating Officer of the Company, and Diana G. Purcel, Chief Financial Officer of the Company, agreed to amend their respective compensation packages effective August 12, 2013. The Company’s compensation committee believes that Mr. O’Donnell’s and Ms. Purcel’s amended compensation packages support the Company’s desire to reduce general and administrative expenses while preserving continuity within its executive management team. The changes will bring Mr. O’Donnell and Ms. Purcel to the midpoint of the Company’s identified peer comparison group for similarly situated officer positions.

As amended, Mr. O’Donnell will receive an annualized base salary of $300,000 and, commencing for fiscal 2014, will be eligible for an annual cash bonus under the Company’s annual incentive compensation plan and will be entitled to participate in the Company’s annual long-term compensation plan, each at a target amount equal to 75% of his base salary. Mr. O’Donnell will continue to be eligible to receive annual cash bonus and long-term compensation plan incentives of up to 75% of his previous ($400,000) base salary for fiscal 2013.

In addition, Mr. O’Donnell agreed to enter into a Second Amended and Restated Severance Agreement with the Company. As amended, this agreement entitles Mr. O’Donnell to receive $400,000 in severance payments in installments over eighteen months if his employment is terminated without “cause” (as defined in the agreement), or is terminated for any reason or no reason (including his voluntary resignation) within six months following a “change of control” (as defined in the agreement), in each case subject to his signing and delivering a general release of claims. If Mr. O’Donnell commences employment during the severance period (including the change-in-control severance period), the Company’s obligation to make severance payments will cease. To the extent not exempt from rules governing deferred compensation under Section 409A of the Internal Revenue Code of 1986, severance payments to Mr. O’Donnell are intended to comply with Section 409A and are subject to corresponding requirements regarding the timing of such payments. The Second Amended and Restated Severance Agreement between the Company and Mr. O’Donnell is attached as Exhibit 10.1 to this report.

Under Ms. Purcel’s amended compensation package, commencing for fiscal 2014, she will be eligible for an annual cash bonus under the Company’s annual incentive compensation plan and will be entitled to participate in the Company’s annual long-term compensation plan, each at a target amount equal to 50% of her base salary. Ms. Purcel will continue to be eligible to receive executive cash bonus and long-term compensation plan incentives of up to 75% of her base salary for fiscal 2013.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Second Amended and Restated Severance Agreement dated August 12, 2013 by and between Famous Dave’s of America, Inc. and Christopher O’Donnell

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAMOUS DAVE’S OF AMERICA, INC.

Date: August 16, 2013	By:	/s/ Diana G. Purcel

Name: Diana G. Purcel
Title: Chief Financial Officer and Secretary

Exhibit Index

Exhibit No.	Description

10.1	Second Amended and Restated Severance Agreement dated August 12, 2013 by and between Famous Dave’s of America, Inc. and Christopher O’Donnell